iShares Trust

Screen #2 attachment for funds beyond series 99

100        ISHARES INTERMEDIATE CREDIT BOND ETF   N
101        ISHARES CREDIT BOND ETF                                                                                                                     N
102        ISHARES INTERMEDIATE GOVERNMENT/CREDIT BOND ETF     N
103        ISHARES GOVERNMENT/CREDIT BOND ETF         N
106                ISHARES IBOXX $ HIGH YIELD CORPORATE BOND ETF   N
107                ISHARES MBS ETF                                                                                                              N
115                ISHARES NATIONAL AMT-FREE MUNI BOND ETF   N
116                ISHARES CALIFORNIA AMT-FREE MUNI BOND ETF   N
117                ISHARES NEW YORK AMT-FREE MUNI BOND ETF   N
147                ISHARES AGENCY BOND ETF   N
148                ISHARES SHORT TERM NATIONAL AMT-FREE MUNI BOND ETF  N
155                ISHARES 10+ YEAR CREDIT BOND ETF   N
156                ISHARES CORE LONG-TERM US BOND ETF                                                                                                   N

Please visit the iShares website for the most recent shareholder report if you need more information on any series higher than series 99. http://us.ishares.com/advisor_resources/resource_library/tax_legal_documents.htm

Limited Access